Exhibit 99.1

Unifi Announces Robust Fourth Quarter and Fiscal 2021 Results

Continued business recovery drives fourth consecutive sequential increase in quarterly net sales,

and provides momentum for fiscal 2022

GREENSBORO, N.C., August 4, 2021 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the fourth fiscal quarter and fiscal year ended June 27, 2021.

Fourth Quarter Fiscal 2021 Overview

•	Net sales were $184.4 million, representing an increase of 114% from the fourth quarter of fiscal 2020 and an increase of 3% from the third quarter of fiscal 2021.
•	Revenues from REPREVE® Fiber products represented 38% of consolidated net sales, compared to 28% for the fourth quarter of fiscal 2020.
•	Gross profit was $27.4 million, while gross margin was 14.9%, as focused execution helped offset pressure from higher input costs.
•

Net income of $13.4 million, or $0.70 of diluted earnings per share (“EPS”), compared to a net loss of $20.2 million, or $1.10 loss per share for the fourth quarter of fiscal 2020.  Adjusted EPS[1] was $0.37, and excludes the benefit of a recovery of non-income taxes in Brazil, compared to $1.05 loss per share, on an adjusted basis, for the fourth quarter of fiscal 2020.

•	Adjusted EBITDA[1] was $20.4 million, compared to negative $14.0 million in the fourth quarter of fiscal 2020.
•

Operating cash flows were $11.0 million, a decrease of $9.6 million from the fourth quarter of fiscal 2020, primarily due to the impact of working capital changes associated with increasing raw material costs and comparable business activity levels.

•	On June 27, 2021, debt principal was $86.9 million and cash and cash equivalents were $78.3 million, resulting in Net Debt[1] of $8.6 million, a decrease from $23.6 million on June 28, 2020.

Eddie Ingle, Chief Executive Officer of Unifi, said, “Our fourth quarter fiscal 2021 results demonstrated the resilience of our global business model and the value that our innovative solutions bring to our global customer base.  We delivered strong performance across all segments during the period, driven by our team’s commitment to meeting the needs of our customers in what remains a dynamic business environment.  I am proud of everything that we have collectively accomplished despite the challenges of the last several quarters.  The fourth quarter was underpinned by record sales performance in Asia and strong pricing by our Brazil Segment, which achieved a robust gross margin despite pandemic restrictions in April 2021.  The Polyester Segment also benefited from further demand recovery, and momentum for REPREVE® Fiber products remains strong as our team continues growing

1 Adjusted EPS, Adjusted EBITDA, and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

our innovative and sustainable product portfolio.  These fourth quarter results, along with our initiatives in each region of our global model, will serve as a solid foundation to build continued momentum in fiscal 2022 and will help position us for future long-term profitable growth.”

Fourth Quarter Fiscal 2021 Compared to Fourth Quarter Fiscal 2020

Net sales in the fourth quarter of fiscal 2021 were $184.4 million, compared to $86.1 million in the same period last year.  The increase was primarily driven by robust sales performance in the fourth quarter of fiscal 2021 as compared to the prior year’s fourth quarter, which was adversely impacted by the COVID-19 pandemic.  The Asia Segment achieved its highest quarterly sales volume, the Brazil Segment maintained the strong pricing levels in place throughout much of fiscal 2021, and the Polyester Segment experienced recovery alongside U.S. product demand.  REPREVE® Fiber products continued to meet the ever-growing demand for sustainable textiles, driving underlying portfolio momentum.

Gross profit increased to $27.4 million, from a loss of $9.5 million.   In addition to recovery from the significant adverse impacts of the COVID-19 pandemic on the fourth quarter of fiscal 2020, the increase in gross profit was mainly due to improved sales mix and pricing for the Polyester Segment and the exceptional performance of the Brazil Segment resulting from a better competitive position and higher pricing.

Operating income for the fourth quarter of fiscal 2021 was $14.0 million, compared to an operating loss of $20.9 million, primarily due to the increase in gross profit.  The Company’s regional strength and focused execution is further demonstrated when comparing these results to the $5.3 million of operating income in the fourth quarter of fiscal 2019.

Net income was $13.4 million, or EPS of $0.70, compared to a net loss of $20.2 million, or $1.10 per share.  Certain non-income tax cases in Brazil concluded favorably, resulting in a significant credit for overpayment of non-income taxes in multiple prior years. The Company recorded the credit and associated interest of $9.7 million in the fourth quarter of fiscal 2021.  Accordingly, on an adjusted basis, EPS was $0.37, compared to a loss of $1.05 per share.  Adjusted EBITDA was $20.4 million, compared to negative $14.0 million.

Fiscal 2021 Compared to Fiscal 2020

Net sales were $667.6 million for fiscal 2021, compared to $606.5 million, primarily due to the global recovery from the COVID-19 outbreak that stifled both global economic activity and sales growth momentum in late fiscal 2020.  Revenues from REPREVE® Fiber products represented 37% of consolidated net sales, compared to 31%.  Gross margin was 14.0%, compared to 6.4%.  Operating income was $38.6 million, compared to a loss of $8.8

2

million.  Net income was $29.1 million, compared to a net loss of $57.2 million, which includes a $45.2 million impairment expense for the sale of a previously-held minority interest investment.

Debt principal was $86.9 million on June 27, 2021, compared to $98.9 million on June 28, 2020.  Cash and cash equivalents increased to $78.3 million on June 27, 2021, up from $75.3 million on June 28, 2020, resulting in Net Debt of $8.6 million versus $23.6 million, respectively.

Outlook

Looking forward, the Company expects demand levels and trends across the business to remain healthy during fiscal 2022.  The Company’s outlook for the September 2021 quarter includes the following expectations:

•	Sales volumes to increase, with net sales improving sequentially from the June 2021 quarter by approximately 3% to 5%;
•

Adjusted EBITDA to range from approximately $14.0 million to $16.0 million, reflecting continued underlying momentum, partially offset by current inflationary pressures, especially for recycled raw material inputs;

•	An effective tax rate between 35% and 40%; and
•	Capital expenditures of approximately $10.0 million to $11.0 million.

For fiscal 2022, a 53-week fiscal year ending on July 3, 2022, the Company expects to maintain much of the underlying business momentum that was captured and restored during fiscal 2021, while navigating the near-term inflationary pressures.  Though the Asia Segment and the Polyester Segment are expected to generate modest profitability growth over fiscal 2021, the exceptional performance of the Brazil Segment is not expected to continue at the levels achieved in fiscal 2021.  Accordingly, the Company expects the following:

•	Sales volume and REPREVE® Fiber sales growth driving a net sales increase of 10% or more from the level achieved in fiscal 2021;
•	Adjusted EBITDA to be broadly consistent with the fiscal 2021 level;
•	An effective tax rate between 35% and 40%; and
•

Capital expenditures of approximately $40.0 million to $45.0 million, as the Company continues its plan to invest in new yarn texturing machinery within its Americas facilities.   Such capital expenditure levels will be funded by cash on-hand and available financing arrangements and are inclusive of approximately $10.0 million to $12.0 million of routine annual maintenance.

Ingle concluded, “Following the pandemic, many customers began accelerating their commitment to recycled content products.  In fact, we have seen REPREVE® hang tags with our co-branding partners increase 60% year-

3

over-year.  With consumer demand for sustainable product offerings more popular now than ever before, we continue to believe our innovative and sustainable solutions will be the growth engines that will allow us to meet the evolving needs of our customers.  As we celebrate Unifi’s 50-year anniversary, I am proud of what our team has accomplished and how we have positioned our businesses.  We remain confident in the growth potential of REPREVE® and our innovative portfolio and expect to reach an even more diverse array of end markets, as we continue to pursue long-term value for our shareholders.”

Fourth Quarter Fiscal 2021 Earnings Conference Call

The Company will provide additional commentary regarding its fourth quarter and fiscal 2021 results and other developments during its earnings conference call on August 5, 2021, at 8:30 a.m., Eastern Time.  The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com.  Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 25 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. The Company's proprietary PROFIBER™ technologies offer increased performance, comfort and style advantages, enabling customers to develop products that perform, look and feel better. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Net sales	$184,445	$86,055	$667,592	$606,509
Cost of sales	157,041	95,506	574,098	567,469
Gross profit (loss)	27,404	(9,451)	93,494	39,040
Selling, general and administrative expenses	12,764	8,606	51,334	43,814
Provision (benefit) for bad debts	14	1,408	(1,316)	1,739
Other operating expense, net	629	1,408	4,865	2,308
Operating income (loss)	13,997	(20,873)	38,611	(8,821)
Interest income	(132)	(127)	(603)	(722)
Interest expense	734	1,190	3,323	4,779
Equity in loss (earnings) of unconsolidated affiliates	12	2,381	(739)	477
Recovery of non-income taxes	(9,717)	—	(9,717)	—
Gain on sale of investment in unconsolidated affiliate	—	(2,284)	—	(2,284)
Impairment of investment in unconsolidated affiliate	—	—	—	45,194
Income (loss) before income taxes	23,100	(22,033)	46,347	(56,265)
Provision (benefit) for income taxes	9,681	(1,786)	17,274	972
Net income (loss)	$13,419	$(20,247)	$29,073	$(57,237)

Net income (loss) per common share:
Basic	$0.73	$(1.10)	$1.57	$(3.10)
Diluted	$0.70	$(1.10)	$1.54	$(3.10)

Weighted average common shares outstanding:
Basic	18,490	18,446	18,472	18,475
Diluted	19,055	18,446	18,856	18,475
5

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 27, 2021	June 28, 2020
ASSETS
Cash and cash equivalents	$78,253	$75,267
Receivables, net	94,837	53,726
Inventories	141,221	109,704
Income taxes receivable	2,392	4,033
Other current assets	12,364	11,763
Total current assets	329,067	254,493
Property, plant and equipment, net	201,696	204,246
Operating lease assets	8,772	8,940
Deferred income taxes	1,208	2,352
Other non-current assets	14,625	4,131
Total assets	$555,368	$474,162

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$54,259	$25,610
Income taxes payable	1,625	349
Current operating lease liabilities	1,856	1,783
Current portion of long-term debt	16,045	13,563
Other current liabilities	31,638	13,689
Total current liabilities	105,423	54,994
Long-term debt	70,336	84,607
Non-current operating lease liabilities	7,032	7,251
Deferred income taxes	6,686	2,549
Other long-term liabilities	7,472	8,606
Total liabilities	196,949	158,007

Commitments and contingencies

Common stock	1,849	1,845
Capital in excess of par value	65,205	62,392
Retained earnings	344,797	315,724
Accumulated other comprehensive loss	(53,432)	(63,806)
Total shareholders’ equity	358,419	316,155
Total liabilities and shareholders’ equity	$555,368	$474,162
6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Fiscal Year Ended
	June 27, 2021	June 28, 2020
Cash and cash equivalents at beginning of year	$75,267	$22,228
Operating activities:
Net income (loss)	29,073	(57,237)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in (earnings) loss of unconsolidated affiliates	(739)	477
Distributions received from unconsolidated affiliates	750	10,437
Depreciation and amortization expense	25,528	23,653
Non-cash compensation expense	3,462	3,999
Deferred income taxes	5,087	(4,011)
Loss on disposal of assets	2,809	160
Recovery of non-income taxes	(9,717)	—
Impairment of investment in unconsolidated affiliate	—	45,194
Gain on sale of investment in unconsolidated affiliate	—	(2,284)
Other, net	(495)	(444)
Changes in assets and liabilities	(19,077)	32,780
Net cash provided by operating activities	36,681	52,724

Investing activities:
Capital expenditures	(21,178)	(18,509)
Proceeds from sale of investment in unconsolidated affiliate	—	60,000
Purchases of intangible assets	(3,605)	—
Other, net	162	83
Net cash (used by) provided by investing activities	(24,621)	41,574

Financing activities:
Proceeds from long-term debt	—	122,200
Payments on long-term debt	(13,646)	(157,635)
Proceeds from construction financing	882	—
Common stock repurchased	—	(1,994)
Other, net	(111)	(493)
Net cash used by financing activities	(12,875)	(37,922)

Effect of exchange rate changes on cash and cash equivalents	3,801	(3,337)
Net increase in cash and cash equivalents	2,986	53,039
Cash and cash equivalents at end of year	$78,253	$75,267

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BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	June 27, 2021	June 28, 2020
Polyester	$87,795	$47,972
Asia	53,939	20,536
Brazil	23,413	7,245
Nylon	18,054	9,528
All Other	1,244	774
Consolidated net sales	$184,445	$86,055

	For the Fiscal Year Ended
	June 27, 2021	June 28, 2020
Polyester	$316,235	$309,184
Asia	184,837	153,032
Brazil	95,976	73,339
Nylon	65,869	67,381
All Other	4,675	3,573
Consolidated net sales	$667,592	$606,509

Gross profit (loss) details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	June 27, 2021	June 28, 2020
Polyester	$10,695	$(9,399)
Asia	7,134	2,301
Brazil	8,507	190
Nylon	870	(2,535)
All Other	198	(8)
Consolidated gross profit (loss)	$27,404	$(9,451)

	For the Fiscal Year Ended
	June 27, 2021	June 28, 2020
Polyester	$33,444	$12,088
Asia	25,393	16,683
Brazil	31,695	11,195
Nylon	2,367	(978)
All Other	595	52
Consolidated gross profit (loss)	$93,494	$39,040

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income (loss) to EBITDA and Adjusted EBITDA are set forth below. In the prior fiscal year, the Company had owned a 34% equity interest in Parkdale America, LLC, referred to as “PAL.”

	For the Three Months Ended		For the Fiscal Year Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Net income (loss)	$13,419	$(20,247)	$29,073	$(57,237)
Interest expense, net	602	1,063	2,720	4,057
Provision (benefit) for income taxes	9,681	(1,786)	17,274	972
Depreciation and amortization expense (1)	6,464	5,907	25,293	23,406
EBITDA	30,166	(15,063)	74,360	(28,802)

Equity in loss of PAL	—	2,284	—	960
EBITDA excluding PAL	30,166	(12,779)	74,360	(27,842)

Recovery of non-income taxes (2)	(9,717)	—	(9,717)	—
Gain on sale of investment in unconsolidated affiliate (3)	—	(2,284)	—	(2,284)
Severance (4)	—	1,102	—	1,485
Impairment of investment in unconsolidated affiliate (3)	—	—	—	45,194
Adjusted EBITDA	$20,449	$(13,961)	$64,643	$16,553

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)

For the fiscal year ended June 27, 2021, the Company recorded a recovery of non-income taxes of $9,717 related to favorable litigation results for its Brazilian operations, generating overpayments that resulted from double-taxation of certain social program taxes paid in prior fiscal years.

(3)

For the fiscal year ended June 28, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its 34% interest in PAL. The Company’s 34% share of PAL’s loss subsequent to the date of the impairment charge (March 29, 2020) and through the date of transaction closing (April 29, 2020) was $2,284 and generated a gain on sale.

(4)

For the fiscal year ended June 28, 2020, the Company incurred certain severance costs in connection with (i) overall cost reduction efforts in the U.S. and (ii) a wind-down plan for its operations in Sri Lanka.

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (CONTINUED)

(Unaudited)

(In thousands, except per share amounts)

Adjusted Net Income (Loss) and Adjusted EPS

The tables below set forth reconciliations of (i) income (loss) before income taxes (“Pre-tax Income (Loss)”), provision (benefit) for income taxes (“Tax Impact”), and net income (loss) (“Net Income (Loss)”) to Adjusted Net Income (Loss) and (ii) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS.  Rounding may impact certain of the below calculations.

	For the Three Months Ended June 27, 2021				For the Three Months Ended June 28, 2020
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$23,100	$(9,681)	$13,419	$0.70	$(22,033)	$1,786	$(20,247)	$(1.10)
Recovery of non-income taxes (1)	(9,717)	3,304	(6,413)	(0.33)	—	—	—	—
Severance (2)	—	—	—	—	1,102	(231)	871	0.05
Adjusted results	$13,383	$(6,377)	$7,006	$0.37	$(20,931)	$1,555	$(19,376)	$(1.05)

Weighted average common shares outstanding				19,055				18,446

	For the Fiscal Year Ended June 27, 2021				For the Fiscal Year Ended June 28, 2020
	Pre-tax Income	Tax Impact	Net Income	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$46,347	$(17,274)	$29,073	$1.54	$(56,265)	$(972)	$(57,237)	$(3.10)
Recovery of non-income taxes	(9,717)	3,304	(6,413)	(0.34)	—	—	—	—
Impairment of investment in unconsolidated affiliate (3)	—	—	—	—	45,194	—	45,194	2.45
Severance (1)	—	—	—	—	1,485	(312)	1,173	0.06
Adjusted results	$36,630	$(13,970)	$22,660	$1.20	$(9,586)	$(1,284)	$(10,870)	$(0.59)

Weighted average common shares outstanding				18,856				18,475

(1)

For the fiscal year ended June 27, 2021, the Company recorded a recovery of non-income taxes of $9,717 related to favorable litigation results for its Brazilian operations, generating overpayments that resulted from double-taxation of certain social program taxes paid in prior fiscal years.

(2)

For the fiscal year ended June 28, 2020, the Company incurred certain severance costs in connection with (i) overall cost reduction efforts in the U.S. and (ii) a wind-down plan for its operations in Sri Lanka.

(3)	For the fiscal year ended June 28, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its 34% interest in PAL.

Net Debt

Reconciliations of Net Debt are as follows:

	June 27, 2021	June 28, 2020
Long-term debt	$70,336	$84,607
Current portion of long-term debt	16,045	13,563
Unamortized debt issuance costs	476	711
Debt principal	86,857	98,881
Less: cash and cash equivalents	78,253	75,267
Net Debt	$8,604	$23,614

Cash and cash equivalents

At June 27, 2021 and June 28, 2020, the Company’s domestic operations held approximately 48% and 54% of consolidated cash and cash equivalents, respectively.

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REPREVE® Fiber

REPREVE® Fiber represents the Company's collection of fiber products on its recycled platform, with or without added technologies. Beginning in the fourth quarter of fiscal 2021, as a result of its annual review of products meeting the REPREVE® Fiber definition, the Company began including certain product sales in the Asia Segment that were previously excluded from the REPREVE® Fiber sales metric. Quarters 1, 2, and 3 of fiscal 2021 have been adjusted to reflect such sales, which resulted in a change of not more than 1% for any quarter.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income (loss) before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude equity in loss of PAL and, from time to time, certain other adjustments necessary to understand and compare the underlying results of UNIFI.
•

Adjusted Net Income (Loss) represents Net income (loss) calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.

•	Adjusted EPS represents Adjusted Net Income (Loss) divided by UNIFI’s weighted average common shares outstanding.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations. Equity in loss of PAL is excluded from Adjusted EBITDA because such results do not reflect our operating performance.

Management uses Adjusted Net Income (Loss) and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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